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                                                                 Exhibit 10.11

            THIS NOTE WAS ORIGINALLY ISSUED ON DECEMBER 29, 1997, AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. PURSUANT TO SECTION 4 OF THIS NOTE, THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SECTION 4.

                          12% JUNIOR SUBORDINATED NOTE

December 29, 1997                                                  $11,000,000

            GCIH, Inc., a Delaware corporation (the "Company"), hereby promises upon the terms and subject to the provisions hereof to pay to the order of Gerber Products Company, a Michigan corporation (the "Subordinated Seller") (the Subordinated Seller and each of its permitted assigns is a "Holder"), the principal amount of Eleven Million Dollars ($11,000,000), as such amount may be increased from time to time pursuant to Section 2 below. This Junior Subordinated Note (this "Note") is being issued pursuant to that Note Issuance and Settlement Agreement by and between the Subordinated Seller and the Company, dated as of the date hereof.

            1. Definitions. Except as otherwise provided in this Section 1, capitalized terms used in this Note and not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below).

            "Bankruptcy Event" shall occur:

            (i) if the Company or Gerber shall (1) be generally not paying its debts as they become due, (2) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) be adjudicated insolvent or be liquidated under any bankruptcy or insolvency law, or (6) take corporate action for the purpose of any of the foregoing; or

            (ii) If a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company or Gerber, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or Gerber, or if any petition for any such relief shall be filed against the Company or Gerber and such petition shall not be dismissed within 60 days.

            "CMP" means Citicorp Mezzanine Partners, L.P., a Delaware limited partnership, or any successor thereof.

            "Change of Control" shall have the meaning set forth in the Credit Agreement.

            "Company Event of Default" has the meaning set forth in Section 6.

            "Credit Agreement" means, collectively, the Credit Agreement dated as of December 17, 1997, by and among Gerber and Auburn Hosiery Mills, Inc., a Kentucky corporation as Borrowers, the Company and the Domestic Subsidiaries of the Company and the Borrowers as Guarantors, NationsBank, N.A., as Administrative Agent, and certain other parties, as the same may be amended, restated, extended, refunded, refinanced, replaced, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof), including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, extended, renewed, refunded, refinanced, restructured or replaced from time to time.

            "Default" unless otherwise specified, means any Default as such term is used in either the Credit Agreement or the Senior Subordinated Credit Agreement.

            "Event of Default" unless otherwise specified, means any Event of Default as such term is used in either the Credit Agreement or the Senior Subordinated Credit Agreement.

            "Excess Cash Flow" shall have the meaning assigned thereto in the Credit Agreement.

            "Fiscal Year" means each twelve month period ending on the last day of December in each year.

            "Gerber" means Gerber Childrenswear, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.

            "Junior Interest Notes" means, collectively, (i) any Junior Subordinated Notes of the Company (substantially in the form attached as Exhibit I hereto) issued pursuant to Section 2 hereof, (ii) any Junior Subordinated Notes of the Company issued in payment of any interest accrued on any other Junior Interest Note, or (iii) any notes which may be issued in exchange or substitution for the notes described in clause (i) or (ii) above, in whole or in part. Each Junior Interest Note shall provide that the entire principal amount of such note is due on the Maturity Date.


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            "Junior Subordinated Notes" means, collectively, (i) this Note, (ii)
any Junior Interest Notes, or (iii) any notes which may be issued in exchange or substitution of the notes described in clauses (i) or (ii) above, in whole or in part.

            "Initial Interest Payment Date" means the first Interest Payment Date occurring after January 1, 1998 as determined in accordance with Section 4(e)(iii).

            "Majority Holders" means, at any time, the holders of a majority in aggregate principal amount of the Junior Subordinated Notes then outstanding.

            "Maturity Date" has the meaning set forth in Section 3.

            "no longer in effect" means, with respect to the Credit Agreement,
(i) all Senior Indebtedness thereunder has been paid in cash, and (ii) all commitments and obligations thereunder have been terminated.

            "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Senior Debt Documents" shall mean the Credit Agreement, the Senior Subordinated Credit Agreement and all other documents and instruments delivered or filed in connection with the creation, incurrence, guaranteeing or securing of any Senior Indebtedness (including, without limitation, all security agreements and mortgages).

            "Senior Indebtedness" means, collectively, (i) all Indebtedness now or hereafter incurred by the Company or any of its Subsidiaries pursuant to the terms of the Credit Agreement, (ii) all Indebtedness or Obligations (each as defined in the Senior Subordinated Credit Agreement) now or hereafter incurred by the Company or any of its Subsidiaries pursuant to the Senior Subordinated Credit Agreement, (iii) all other Indebtedness of the Company's Subsidiaries,
(iv) guarantees by the Company of indebtedness referred to in clauses (i) and
(ii) above and any Refinancings (as defined below) thereof, and (v) all obligations of the Company or any of its Subsidiaries in respect of any indebtedness incurred by the Company or any of its Subsidiaries for the purpose of refinancing, restructuring, extending or renewing (collectively, "Refinancings") the obligation of the Company or any of its Subsidiaries under clauses (i), (ii) or (iii) above. Senior Indebtedness shall include, in all instances, interest (at the rate set forth in such Senior Indebtedness) accruing after the filing of a petition initiating any proceedings under any Bankruptcy Law (as defined below), whether or not allowed as a claim in such proceeding. Senior Indebtedness outstanding under the Senior Debt Documents shall continue to constitute Senior Indebtedness, notwithstanding that such Senior Indebtedness or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, Title 11 of the United States Code or any similar federal or state law for the relief of debtors or other applicable insolvency law (each, a "Bankruptcy Law") or equitable principles (A) as a claim for unmatured interest, or (B) as a fraudulent transfer or conveyance arising in connection with the Purchase; provided that,


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notwithstanding any provision in this Note to the contrary, the aggregate principal amount of Senior Indebtedness outstanding at any time shall not exceed $122,500,000 and any principal indebtedness or principal obligation in excess of $122,500,000 shall not be Senior Indebtedness for any purposes hereunder.

            "Senior Lenders" shall mean the Lenders from time to time party to the Credit Agreement, CMP for so long as it shall hold all or any portion of the Senior Indebtedness under the Senior Subordinated Credit Agreement and all other holders of Senior Indebtedness.

            "Senior Notes" shall mean the Notes as defined in the Credit Agreement.

            "Senior Subordinated Credit Agreement" means the Senior Subordinated Credit Agreement, dated as of January 22, 1996, by and among the Company, Gerber and CMP, and as amended as of December 17, 1997, as the same may be amended, restated, extended, refunded, refinanced, replaced, supplemented, restructured or otherwise modified from time to time (in whole or in part and without limitation as to terms, conditions or covenants and without regard to the principal amount thereof), including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, extended, renewed, refunded, refinanced, restructured or replaced from time to time.

            "Subordinated Debt Documents" shall mean this Note and each Junior Interest Note, in each case, as amended, modified, replaced or substituted from time to time.

            "Subordinated Indebtedness" shall mean all indebtedness, contingent obligations and other obligations, whether for principal, prepayment charges, interest, indemnities or reimbursement of fees, expenses or other amounts, of the Company under the Subordinated Debt Documents.

            "Subordinated Seller" shall have the meaning set forth in the preamble.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

            "Termination Date" shall mean January 22, 2001.



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            2. Payment of Interest.

            (a) Interest Rate. Interest shall accrue on the unpaid principal amount of this Note from the date hereof until this Note is paid in full, at the rate of the lesser of twelve percent (12%) per annum or the maximum rate permitted by applicable law (the "Interest Rate").

            (b) Interest Payment Date. The Company shall pay interest annually in arrears (i) on or prior to the Termination Date, on the date determined in accordance with Section 4(e)(iii), and (ii) after the Termination Date, the first day of each February (each such date referred to in clause (i) or clause
(ii) above, an "Interest Payment Date"). The first Interest Payment Date shall be the Initial Interest Payment Date.

            (c) Interest Payment. On each Interest Payment Date or, if such day is not a business day, the next succeeding business day,

                  (i) on or prior to the Termination Date, except as otherwise provided in Section 4(e) hereof, the Company shall pay interest on this Note in cash or other immediately available funds, in an aggregate amount equal to the sum of (without duplication) (A) interest which has accrued on this Note during the immediately preceding Fiscal Year, plus, (B) interest ("Compound Interest") accrued during the period beginning on January 1 of each calendar year (the "Compound Interest Accrual Commencement Date") and ending on the Interest Payment Date in such calendar year, on the amount of interest which shall have accrued during the period beginning on January 1 of the calendar year immediately preceding such Compound Interest Accrual Commencement Date (for each year thereafter) and ending on December 31 of the calendar year immediately preceding such Compound Interest Accrual Commencement Date (and such Compound Interest shall be deemed to have accrued in the Fiscal Year ending immediately prior to the applicable Compound Interest Accrual Commencement Date); and (without duplication)

                  (ii) after the Termination Date, the Company shall pay
            interest which has accrued since the immediately preceding Interest Payment Date on this Note in cash or other immediately available funds.

To the extent interest due on this Note is not payable in cash pursuant to
Section 4(e), on each Interest Payment Date, or if such day is not a business day, the next succeeding business day, the Company shall pay in cash such portion of the unpaid accrued interest on this Note as is permitted to be paid in cash pursuant to Section 4(e) and such portion of the unpaid accrued interest on this Note that is not payable in cash pursuant to Section 4(e) by issuing to the Holder one or more Junior Interest Notes in aggregate principal amount equal to the amount of the unpaid accrued interest to be so paid.


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            3. Payment of Principal.

            (a) Scheduled Payment. On January 22, 2006 (the "Maturity Date"), the Company shall pay to the Holder of this Note the entire principal amount, plus all accrued and unpaid interest, of this Note which is then unpaid.

            (b) Optional Prepayments. Subject to the provisions of Section 4 hereof, the Company may, at any time and from time to time, without premium or penalty, prepay all or a portion of the unpaid principal amount of the Junior Subordinated Notes, together with unpaid interest accrued on such portion of the principal amount which it is prepaying since the immediately preceding Interest Payment Date.

            (c) Mandatory Prepayments. Subject to the provisions of Section 4 hereof, within 15 days of the consummation of a sale of any capital stock of the Company in connection with the initial underwritten public offering thereof and the receipt by the Company of cash proceeds in respect of any such sale (the "net cash proceeds"), the Company shall apply an amount equal to the lesser of
(A) 50% of the difference of (i) the net cash proceeds that the Company so receives and (ii) any payments required by the Senior Debt Documents to prepay the Senior Indebtedness described in clauses (i), (ii) or (iv) of the definition of Senior Indebtedness and any Refinancing thereof, and (B) the remaining unpaid principal amount of all Junior Subordinated Notes, to the prepayment of all Junior Subordinated Notes without any premium or penalty.

            (d) Application of Prepayments. All prepayments (whether voluntary or mandatory) shall include payment of accrued and unpaid interest on the principal amount of the Junior Subordinated Notes so prepaid and shall be applied to payment of interest before application to principal. A prepayment of less than all of the unpaid principal amount of any Junior Subordinated Note shall not relieve the Company of its obligation to make the scheduled payment on such Junior Subordinated Note on the Maturity Date. A prepayment of less than all of the aggregate unpaid principal amount of the Junior Subordinated Notes shall be made pro rata among all holders of Junior Subordinated Notes based on the outstanding principal amount of all Junior Subordinated Notes held by each such holder.

            4. Subordination.

            (a) Subordination to Senior Indebtedness. Each of the Company and Subordinated Seller for itself and its respective successors and assigns, covenants and agrees, and each other holder of Subordinated Indebtedness, by its acceptance of this Note or such Subordinated Indebtedness, shall be deemed to have covenanted and agreed, that the payment of the Subordinated Indebtedness shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, and that each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Section 4. The provisions of this Section 4 shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must


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otherwise be returned by any holder of Senior Indebtedness or any representative of such holder upon the insolvency, bankruptcy or reorganization of any Credit Party. Any provision of this Section 4 or the Subordinated Debt Documents to the contrary notwithstanding, no Credit Party shall make, and no holder of Subordinated Indebtedness shall accept, any payment or prepayment of principal, or prepayment of other amounts due thereunder, of any kind whatsoever with respect to the Subordinated Indebtedness at any time when any of the Senior Indebtedness remains outstanding except that, subject to the other provisions of this Section 4, a Credit Party may make and the Subordinated Seller may accept the scheduled payment of principal due on the Maturity Date and any mandatory payment of principal under Section 3(c) above which has become due and payable as provided in and in accordance with the Subordinated Debt Documents as in effect on the date hereof. Unless barred by the provisions of Sections 4(b) or 4(c), the holders of the Subordinated Indebtedness shall be entitled to receive regularly scheduled payments of interest and payment or reimbursement of all fees, expenses, indemnities and like amounts under the Subordinated Debt Documents as in effect on the date hereof. In no event shall any holder of Subordinated Indebtedness commence any action or proceeding to contest the provisions of this Agreement or the priority of the Liens granted to the holders of the Senior Indebtedness by Gerber or any other Credit Party. No holder of Subordinated Indebtedness shall take, accept or receive any collateral security from the Company or any other Credit Party for the payment of the Subordinated Indebtedness until the Senior Credit Agreement is no longer in effect and all Senior Indebtedness has been paid in full.

            (b) Subordinated Indebtedness Subordinated to Prior Payment of All Senior Indebtedness in Dissolution, Liquidation, Reorganization, etc.

                  (i) Upon any payment or distribution of the assets of any Credit Party of any kind or character, whether in cash, property or securities (including (i) any collateral, whether the proceeds thereof or in kind, at any time securing the Subordinated Indebtedness and (ii) any payments or distributions in respect of indebtedness which is subordinated to the Subordinated Indebtedness (the payments under this clause (ii), "Junior Payments")), to creditors upon any dissolution, winding-up, or liquidation, or reorganization, arrangement, adjustment, composition, or readjustment of any Credit Party or their respective securities or debt (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of any Credit Party or otherwise), then in such event:

                        (A) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness before any payments of any nature (other than payments of interest due on the Junior Subordinated Notes by the delivery of a Junior Interest Note pursuant to
      Section 4(e)(i)) are made on account of or applied on or made with respect to the Subordinated Indebtedness; and

                        (B) any payment or distribution of assets of any Credit Party (other than payments of interest due on the Junior Subordinated Notes by the delivery of a Junior Interest Note pursuant to Section 4(e)(i)) of any kind or character, whether in cash, property


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      or securities, by set-off or otherwise, to which the holders of
      Subordinated Indebtedness would be entitled except for the provisions of this Section 4, including, without limitation, Junior Payments, shall be paid or delivered by any debtor, custodian, liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness as their respective interests may appear, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash or cash equivalents after giving effect to any concurrent payment or distribution, to the holders of such Senior Indebtedness; provided, however, that if pursuant to an order or decree issued by a court of competent jurisdiction, all or any portion of such assets so distributed and paid over to or for the benefit of the holders of Senior Indebtedness is required to be returned to a Credit Party, or its bankruptcy estate, such holders of Senior Indebtedness shall pay over such assets (or the cash equivalent thereof) to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person specified in such order or decree, in which event the provisions of this
      Section 4 shall be reinstated to the same extent as if such amounts had not been paid over to or for the benefit of the holders of Senior Indebtedness as contemplated by Section 4(a) hereof.

                  (ii) The Company and Gerber shall give prompt notice to each holder of outstanding Senior Indebtedness and Subordinated Indebtedness of any dissolution, winding-up, total or partial liquidation, reorganization, arrangement, adjustment, composition, recapitalization or readjustment of the Company or Gerber, or their respective securities or debt.

                  (iii) Each holder of Subordinated Indebtedness shall duly and promptly take such action as the Administrative Agent (or CMP if the Credit Agreement is no longer in effect) may reasonably request to collect the Subordinated Indebtedness for the account of the Senior Lenders and to file appropriate claims or proofs of debt in respect to the Subordinated Indebtedness.

                  (iv) If any holder of Subordinated Indebtedness does not file a proper claim or proof of debt in the form required in any dissolution, winding up, liquidation or bankruptcy reorganization of a Credit Party prior to 10 business days before the expiration of the time to file such claim or proof (the "Appointment Trigger Date"), then the Administrative Agent (or CMP if the Credit Agreement is no longer in effect) shall have the right to file and is hereby authorized to file such a claim or proof for and on behalf of such holder. Neither the Administrative Agent nor any Senior Lender shall have any liability to any such holder in connection with any such filing except to the extent of any loss or damage suffered by such holder as a result of the gross negligence or willful misconduct of the Administrative Agent. Subordinated Seller hereby appoints, and each other holder of the Subordinated Indebtedness, by its acceptance thereof, appoints, as of the Appointment Trigger Date, the Administrative Agent (or if the Credit Agreement is no longer in effect as of such Appointment Trigger Date, CMP), as attorney-in-fact for such Person, solely for the purpose of filing any such claim, proof of claim or other instrument of similar character. Subordinated Seller and each other holder of Subordinated Indebtedness, by its acceptance thereof, agrees that it will execute and deliver such other and further powers of attorney or other instruments


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as the Administrative Agent or any Senior Lender may reasonably request in order to accomplish the foregoing.

           (c) No Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (i) Subject in each case to Section 4(e):

                        (A) In circumstances in which Section 4(b) is not
            applicable, no payment of any nature in respect of the Subordinated Indebtedness (including, without limitation, pursuant to any judgment with respect thereto, but excluding all payments of interest due on the Junior Subordinated Notes by delivery of a Junior Interest Note pursuant to Section 4(e) which shall not be restricted by this subsection 4(c)(i)(A)) shall be made by or on behalf of the Company or any Credit Party if, at the time of such payment:

                            (1) a default in the payment when due (whether at
            the maturity thereof, or upon acceleration of maturity or otherwise and without giving effect to any applicable grace periods) of all or any portion of the Senior Indebtedness (whether of principal, interest or any other amount with respect thereto) shall have occurred, and such default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents (a "Payment Default"); or

                            (2) subject to clause (iii) of this Section 4(c),
            (x) the Company and the Subordinated Seller shall have received notice (a "Blockage Notice") from the Administrative Agent (or CMP if the Credit Agreement is no longer in effect) of the occurrence of one or more Events of Default in respect of the Senior Indebtedness (other than Payment Defaults) (a "Covenant Default") and the determination of the Administrative Agent or CMP, as applicable, to invoke this Section 4(c)(A)(2), (y) each such Event of Default shall not have been cured or waived in accordance with the terms of the applicable Senior Debt Documents, and (z) 180 days shall not have elapsed since the date such Blockage Notice was received (any period during which no payment in respect of the Subordinated Indebtedness may be made by reason of the application of this clause (2) being hereinafter called a "Payment Bar Period").

                 (ii) the Company may resume payments in respect of the Subordinated Indebtedness:

                        (A) in the case of a Payment Default, upon a cure or
            waiver thereof in accordance with the terms of the Senior Debt Documents; or

                        (B) in the case of an Event of Default or Events of
            Default referred to in clause (2) of Section 4(c)(i)(A), upon the earlier to occur of the cure or waiver of all such Events of Default in accordance with the terms of the Senior Debt Documents, or the expiration of such period of 180 days.


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

                  (iii) Notwithstanding any provision of Section 4(c)(i) to the contrary:

                        (A) no Payment Bar Period shall be in effect during more
            than an aggregate of 180 days within any period of 360 consecutive days; and

                        (B) no Event of Default existing on the date any
            Blockage Notice is given shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as a basis for any subsequent such notice.

                  (iv) the Company shall give prompt written notice to the Subordinated Seller of (i) any Payment Default in respect of Senior Indebtedness and (ii) its receipt of any notice of a Covenant Default.

                  (v) The Subordinated Seller shall provide the Administrative Agent and CMP with copies of all default and other notices given to the Company or Gerber under the terms of the Subordinated Debt Documents and all notices to the Company under this Section 4.

            (d) Subordination on Acceleration of Senior Indebtedness. In circumstances in which Section 4(b) is not applicable, following any acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner satisfactory to the holders of the Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Indebtedness.

            (e)   Interest Payments.

                  (i) Prior to the date that is one (1) day after the Termination Date, notwithstanding anything contained in this Note or the Subordinated Debt Documents to the contrary, in circumstances when Section 4(b) is not applicable, any payment of interest otherwise due and payable under this Note shall not be payable in cash, and the Company, in lieu of paying interest in cash on this Note shall make payment of interest hereunder by the delivery of one or more Junior Interest Notes in aggregate principal amount equal to the amount of interest then due and payable under this Note and dated the date of issuance of such Junior Interest Note, if on the Interest Payment Date any one or more of the following shall apply:

                        (A) an Event of Default shall be continuing on such
            Interest Payment Date under the Credit Agreement; or

                        (B) the Lenders under the Credit Agreement shall not
            have received a prepayment of $500,000 under subsection 3.3(b)(ii) of the Credit Agreement in respect of the Fiscal Year most recently ended prior to the Fiscal Year in which such Interest Payment Date occurs (unless such payment was waived in writing by the requisite percentage of Lenders under the Credit Agreement); provided, that, in any event interest on such Interest Payment Date shall be payable


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

            (x) in cash only to the extent of that portion of Excess Cash Flow for the Fiscal Year most recently ended prior to such Interest Payment Date remaining after application of $500,000 to such prepayment under subsection 3.3(b)(ii) of the Credit Agreement in respect of such Fiscal Year and (y) only in respect of interest accrued since the immediately preceding Interest Payment Date (or with respect to the payment of interest on the Initial Interest Payment Date, since the date hereof); or

                        (C) as of such Interest Payment Date, and after giving
            effect to the payment of all interest payable on such Interest Payment Date in cash, the amount, if any, by which (1) the Revolving Committed Amount exceeds (2) the sum of the outstanding principal balance of the Revolving Loan plus $20,000,000, shall be less than $12,500,000.

                  (ii) In the event that any Junior Interest Note is delivered in lieu of cash as required by this Section 4(e) in respect of any Interest Payment Date, then no Company Event of Default shall be deemed to be continuing by virtue of such delivery and the delivery of such Junior Interest Note shall satisfy in full the requirement of the Company to make payment of interest due and payable on such Interest Payment Date.

                  (iii) On or prior to the Termination Date, Interest on this Note accrued, or pursuant to Section 2(c)(i), deemed to have accrued, during any Fiscal Year shall be payable on the date that is thirty (30) days following the date that a prepayment from Excess Cash Flow in respect of such Fiscal Year is due and payable under Subsection 3.3(b)(ii) of the Credit Agreement; provided, however, that for purposes of calculating the interest payable on the Initial Interest Payment Date, this Amended Note will be deemed to have been issued and outstanding as of January 1, 1997.

                  (iv) No holder of this Note may offset any amounts owing by such holder to the Company or any other Credit Party against any amounts owning to the Company hereunder.

            (f) Acceleration of Subordinated Indebtedness; Remedies. If a Company Event of Default (which shall mean that all necessary notices have been given and any prerequisite for the passage of time has been satisfied) under the Subordinated Debt Documents shall exist at any time that any Senior Indebtedness shall be outstanding, neither the Subordinated Seller, nor any other holder of Subordinated Indebtedness shall take any action (i) to accelerate or to collect payment of any Subordinated Indebtedness, (ii) to foreclose or otherwise realize on any security given to secure or guarantee such Subordinated Indebtedness,
(iii) to commence or join with any other creditor (other than holders of a majority in principal amount of the Senior Notes or any representative thereof) in commencing any proceeding in connection with or premised on the occurrence of a Bankruptcy Event, or (iv) to pursue any other remedy with respect to the Subordinated Indebtedness prior to the earlier of:

                  (A) the payment in full in cash or cash equivalents of all Senior Indebtedness;

                  (B) the initiation of a proceeding (other than a proceeding prohibited by clause (iii) of this Section 4(f)) in connection with or premised upon the occurrence of a Bankruptcy Event;

                  (C) the expiration of 180 days immediately following the receipt by the Administrative Agent of notice of the occurrence of such Company Event of Default from the holder or holders entitled to accelerate payments on the Subordinated Indebtedness; and

                  (D) the acceleration of the maturity of any Senior Indebtedness by the Administrative Agent or CMP;

provided, however, that if, with respect to (B) and (D) above, such proceeding or acceleration, respectively, is rescinded, or with respect to (C) above, during such 180-day period such Company Event of Default has been cured or waived, the prohibition against taking the action described in clauses (i),
(ii), (iii) and (iv) of this Section 4(f) shall automatically be reinstated as of the date of the rescission, cure or waiver, as applicable. In the event of the occurrence of any event described in clause (C) or clause (D) above, the Subordinated Seller shall give ten (10) days prior written notice to the Administrative Agent and CMP before taking any action described in clauses (i) (except as to acceleration as to which five (5) days prior written notice shall be required), (ii), (iii) or (iv) of this Section 4(f), which notice shall describe with specificity the action that the holder or holders of Subordinated Indebtedness entitled to accelerate payments on the Subordinated Indebtedness in good faith intend to take. Such 10 (or 5, as applicable) day notice may be given during the 180-day period described in clause (iii) above.

            (g) Holders of Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of, and interest and premium (if any) on, and all other amounts payable in respect of, Subordinated Indebtedness shall be paid in full in cash or cash equivalents, and for purposes of such subrogation, no payment or distribution to the holders of the Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Section 4(g), and no payment pursuant to the provisions of this Article 4 to the holders of the Senior Indebtedness by the holders of Subordinated Indebtedness, shall, as between any Credit Party, its creditors other than the holders of the Senior Indebtedness, and the holders of the Subordinated Indebtedness, be deemed to be a payment by such Credit Party to or on account of such Senior Indebtedness, it being understood that the provisions of this
Section 4(g) are, and are intended, solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            (h) No Reliance. Each of the Company, each other Credit Party and the Subordinated Seller has examined with its counsel all documentation in connection with the Subordinated Indebtedness, including this Note. No holder of Senior Indebtedness makes any representation or warranty in connection with this Note, and neither the Administrative Agent, any Senior Lender nor any one or more officers, directors, employees or agents of the Administrative Agent or any Senior Lender shall be liable for any action lawfully taken or omitted to be taken by them under or in connection with this Section 4, except for their own gross negligence, bad faith or willful misconduct. Neither the Administrative Agent nor any Senior Lender shall be responsible in any manner to the Company, any other Credit Party or the Subordinated Seller for any recitals, statements, representations or warranties herein or for the effectiveness, enforceability, genuineness, validity or the due execution of this Note or any other agreement made in connection herewith (other than any such agreement on the part of a Senior Lender) or be under an obligation to the Company, any other Credit Party or the Subordinated Seller to ascertain or to inquire about the performance or observance of any of the terms, covenants or conditions hereof on the part of the parties hereto. Neither the Administrative Agent nor any Senior Lender shall be deemed to have knowledge of the occurrence of a default or an event of default under the Subordinated Debt Documents unless the Administrative Agent or such Senior Lender has received written notice from the Subordinated Seller specifying such default or event of default. The Subordinated Seller shall not be deemed to have knowledge of the occurrence of a default or event of default under the Senior Debt Documents unless the Subordinated Seller has received written notice from the Administrative Agent or any Senior Lender specifying such default or event of default. Each holder of Senior Indebtedness and the Subordinated Seller shall be deemed to have knowledge of such matters as are the subject of notices delivered to the Administrative Agent or CMP (with respect to the Senior Indebtedness) and the Subordinated Seller, respectively.

            (i) Obligations of the Company Unconditional. Nothing contained in this Section 4 is intended to or shall impair, as between each Credit Party and their respective creditors other than the holders of Senior Indebtedness, the obligations of such Credit Party to the holders of Subordinated Indebtedness to pay any Subordinated Indebtedness as and when such Subordinated Indebtedness shall become due and payable in accordance with its terms, which obligations the Company acknowledges are absolute and unconditional, or to affect the relative rights of the holders of Subordinated Indebtedness and creditors of the Loan Parties other than the holders of Senior Indebtedness, nor, except as set forth in this Section 4, shall any holder of Subordinated Indebtedness be prevented from accelerating the Subordinated Indebtedness or exercising all remedies otherwise permitted by applicable law upon the happening of an event of default under the applicable Subordinated Debt Documents subject to the rights, if any, of the holders of Senior Indebtedness set forth in this Section 4, in respect of assets, whether in cash, property or securities, of any Credit Party received upon the exercise of any such remedy.

            (j) Payments Received in Contravention of This Indebtedness. Should any payment or distribution of any kind of character, whether in cash, property or securities, or any collateral security, or the proceeds of any thereof, be collected or received by a holder or holders of the Subordinated Indebtedness and such collection or receipt is prohibited hereunder, such holder or holders will promptly turn over the same to any Person designated by the Administrative Agent

(or CMP if the Credit Agreement is no longer in effect) in each case in the form received (except for the endorsement or the assignment of such holder or holders when necessary) for the application to (in the case of cash) or as collateral for (in the case of non-cash property or securities) the payment or prepayment of all Senior Indebtedness remaining not paid in full in cash or cash equivalents and, until so turned over, the same shall be held in trust by such holder or holders as the property of the holders of Senior Indebtedness.

            (k)   Modifications to Senior and Subordinated Indebtedness.

                  (i) A holder of any Senior Indebtedness may at any time and from time to time without the consent of or notice to the holders of Subordinated Indebtedness, without incurring liability to the holders of Subordinated Indebtedness, and without impairing or releasing the obligations of the holders of Subordinated Indebtedness under this Agreement: (A) change the manner or place of payment or change the time of payment of or renew or alter any Senior Indebtedness, or amend in any other manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to any Senior Indebtedness; (B) exercise or refrain from exercising any rights against the Company or any other Credit Party and other Persons (including the holders of Subordinated Indebtedness); and (C) apply any sums by whomsoever paid or howsoever realized to any Senior Indebtedness, in such manner as the holders of Senior Indebtedness determine.

                  (ii) the Company, each other Credit Party, the Subordinated Seller and each holder of Subordinated Indebtedness shall not amend or modify in any manner this Note and the provisions of the Junior Interest Note without the express written consent of the Administrative Agent and CMP, in each instance.

                  (iii) The Administrative Agent will provide notice to the Subordinated Seller of any change in the identity of the Administrative Agent, if other than NationsBank, N.A. The Subordinated Seller will provide notice to the Administrative Agent and CMP of any change in the identity of the Subordinated Seller, if other than Gerber Products Company.

            (l) "Paid in Full". For purposes of this Section 4, "payment in full", "paid in full" or "satisfied", as used with respect to the Senior Indebtedness, means the receipt of cash or cash equivalents equal to the full amount of Senior Indebtedness, including, without limitation, the principal amount of the Senior Indebtedness and interest thereon to the date of such payment; provided, however, that any such cash or cash equivalents that the holders of Senior Indebtedness have been required to return or disgorge shall not be deemed to have been paid to the holders of Senior Indebtedness for the purposes of determining whether the Senior Indebtedness has been "paid in full" or "satisfied".

            (m) Effect of Failure to Pay Subordinated Indebtedness. The failure to make any payment on account of Subordinated Indebtedness by reason of the operation of any provision of this Agreement shall not be construed as preventing the occurrence of an event of default under the applicable Subordinated Debt Documents; provided, however, that the delivery of a Junior Interest

Note in compliance with Section 4(e) hereof shall constitute payment in full of interest due and payable on the applicable Interest Payment Date and no Company Event of Default shall arise thereby.

            (n) No Disposition of Subordinated Indebtedness. No holder of Subordinated Indebtedness will sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Indebtedness unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Section 4 and unless, after giving effect thereto, there would not be more than three (3) holders of Subordinated Indebtedness. The Subordinated Seller and each other Holder of this Note or any Subordinated Indebtedness shall promptly notify the Company, Administrative Agent and CMP of the occurrence of any sale, assignment, transfer or other disposition of this Note or any Subordinated Indebtedness and the name and address for notices hereunder of the transferee thereof.

            (o) Legends. The Company and the Subordinated Seller shall cause this Note and each other instrument or document which now or thereafter evidences all or any portion of the Subordinated Indebtedness to be conspicuously marked with the following legend:

            "PURSUANT TO SECTION 4 OF THIS NOTE, THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SECTION 4."

            (p)   Remedies Enforcement.

                  (i) Upon any breach of this Section 4 by the Company, any other Credit Party or the Subordinated Seller, the Administrative Agent (or CMP with respect to any Senior Indebtedness under the Senior Subordinated Credit Agreement) may, by written notice to the Company and Gerber, declare the Senior Indebtedness immediately due and payable, and may sue and receive from the Subordinated Seller any payment received in violation of this Section 4. The rights and remedies of the Administrative Agent and the Senior Lenders under this Section 4 are cumulative and in addition to any other rights and remedies of the Administrative Agent and the Senior Lenders under the Senior Debt Documents or any other agreement which may now or hereafter exist in law or at equity. No postponement or delay by the Administrative Agent or any Senior Lender in the enforcement of any right under this Section 4 shall constitute a waiver thereof, nor shall any single or partial exercise of any right under this
Section 4 preclude any other or further exercise thereof or the exercise of any other right. Without limiting the foregoing, the Administrative Agent and each Senior Lender (in accordance with the Senior Debt Documents) is hereby authorized to demand specific performance of the provisions of this Section 4, whether or not any Credit Party shall have complied with any of the provisions hereof applicable to it, at any time when any Credit Party, the Subordinated Seller or any other holder of the Subordinated

Indebtedness shall have failed to comply with any of the provisions of this
Section 4 applicable to it. The holders of the Subordinated Indebtedness hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

                  (ii) The Subordinated Seller hereby acknowledges that the provisions of this Section 4 are intended to be enforceable at all times until the Credit Agreement is no longer in effect and the Senior Indebtedness has been paid in full, whether before or after the commencement of a proceeding in connection with or premised on the occurrence of a Bankruptcy Event.

            (q) Waiver of Consolidation. Each holder of Subordinated Indebtedness acknowledges and agrees that (i) the Company, each other Credit Party and their respective Affiliates are each separate and distinct entities,
(ii) each such holder and each Senior Lender has relied upon the separate existence and credit worthiness of the Company and Gerber, (iii) notwithstanding any facts, circumstances, conditions or events, Gerber Childrenswear, Inc. shall not have any liability, obligation or indebtedness to any holder of Subordinated Indebtedness with respect to this Note or any Junior Interest Note; provided, that nothing in this clause (iii) shall relieve the Company or any successor of the Company from any of its obligations hereunder (including as a result of any merger of the Company with any Person, including those Persons referred to above in this Section 4(q)), and (iv) it will not at any time when any Senior Indebtedness has not been paid in full, or when the Revolving Committed Amount under the Credit Agreement is still in force or any Letter of Credit is outstanding, insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Company, any other Credit Party and any other individual, corporation, partnership or joint venture in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

            (r) Duration and Modification of Agreement; Enforceability of Senior Indebtedness Documents. This Agreement is of a continuing nature, and it shall continue in force so long as any portion of the Senior Indebtedness remains unpaid or any Letter of Credit is outstanding or the Revolving Committed Amount under the Credit Agreement has not terminated. As between the Senior Lenders and the Subordinated Seller, the Senior Lenders may, without notice to the Subordinated Seller and without prejudice hereunder, extend, renew or alter the terms of the Senior Debt Documents and the Senior Indebtedness, forbear collection, release, compromise or settle, take or release collateral security therefor and in connection with the Senior Indebtedness and deal with any and all parties.

            (s) Waiver. Except as expressly provided herein, the Company, and each other Credit Party and the Subordinated Seller hereby waive to the extent permitted by applicable law: (i) promptness, diligence, notice of acceptance or any other notice with respect to any of the Senior Indebtedness and this Section 4, any requirement that any holder of Senior Indebtedness or the Administrative Agent, protest, secure, perfect or insure any security interest or lien on any property subject thereto or exhaust any right to take action against the Company, any other Credit Party or any other Person or any collateral, presentment for payment, notice of non-payment or nonperformance, demand, protest, notice of protest and notice of dishonor or default with respect to the Senior Indebtedness, (ii) defenses to pay or perform based upon any of the Senior Indebtedness not being a valid and binding obligation of the Company, or any other Credit Party, enforceable in accordance with its terms (notwithstanding bankruptcy laws, insolvency laws and other laws affecting generally the protection of debtors or rights of creditors); (iii) any disability of the Company or any other Credit Party or defense available to the Company or any other Credit Party (other than payment in full in cash or cash equivalents) with respect to the Senior Indebtedness, including absence or cessation of liability for any reason whatsoever; and (iv) until all the Senior Indebtedness is paid (in cash or cash equivalents) and performed in full, any right to subrogation or realization on any of the Company's or any other Credit Party's property, including participation in any marshalling of the Company's or any other Credit Party's assets.

            (t) Successors and Assigns. The provisions of this Section 4 shall be binding upon the Company, the Administrative Agent, the Senior Lenders, the Subordinated Seller and their respective successors and assigns, and shall inure to the benefit of the Administrative Agent and the Senior Lenders and their respective successors and assigns. The benefits of this Section 4 shall be freely assignable at any time by the Senior Lenders provided any such assignment is in conjunction with the assignment of the related Senior Indebtedness.

            (u) Amendment and Waivers. Notwithstanding any other provisions of this Note, this Section 4 may be changed, modified or waived only by a writing signed by the Company, the Subordinated Seller, CMP and the Administrative Agent.

            (v) Further Assurances. The Company each other Credit Party and the holders of the Subordinated Indebtedness each will, at the expense of the Company and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or appropriate, or that the Administrative Agent may reasonably request, in order to protect any right or interest granted or purported to be granted to this Section 4 or to enable the holders of the Senior Indebtedness or the Administrative Agent to the exercise and enforce their rights and remedies hereunder.

            5. Notices. Any notice or other communication required or permitted to be given under this Note shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by nationally recognized overnight courier service or United States certified mail, postage prepaid, and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (CST) or, if not, on the next succeeding Business Day; or (c) if delivered by overnight courier, two days after delivery to such courier, properly addressed.

            Notices shall be addressed as follows:

            If to the Company:

                  GCIH, Inc.
                  1333 Broadway, 7th Floor
                  New York, New York  10018
                  Telecopy No.: (212) 268-5122
                  Attention:  Edward Kittredge

                  With copies to:

                  CITICORP VENTURE CAPITAL, LTD.
                  399 Park Avenue
                  14th Floor, Zone 4
                  New York, New York  10043
                  Telecopy No.:  (212) 888-2940
                  Attention:  Mr. John Weber

                  and

                  KIRKLAND & ELLIS
                  153 East 53rd Street
                  New York, New York  10022
                  Attn:  Kirk A. Radke, Esq.
                  Telecopy No.:  (212) 446-4900

            If to the Administrative Agent:

                  NATIONSBANK, N.A.
                  NationsBank Corporate Center
                  100 North Tryon Street, 7th Floor
                  NC 1-007-08-11
                  Charlotte, NC 28255
                  Telecopy No.:  (704) 388-0209
                  Attn:  David Dinkens

                  with a copy to:

                  CITICORP MEZZANINE PARTNERS, L.P.
                  399 Park Avenue,
                  14th Floor, Zone 4
                  New York, New York 10043
                  Attention:  Ms. Byron Knief
                  Telecopy No.:  (212) 888-2940
                  and to:

                  MOORE & VAN ALLEN
                  NationsBank Corporate Center
                  100 North Tryon Street, 47th Floor
                  Charlotte, NC 28202
                  Attn: Thomas C. O'Bannon, Esq.

            If to the Subordinated Seller:

                  GERBER PRODUCTS COMPANY
                  445 State Street
                  Fremont, Michigan 49412
                  Attention:  General Counsel
                  Telecopy:  (616) 928-2331

                  With a copy to:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  William R. Kunkel, Esq.
                  Telecopy:  (312) 407-0411

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 5. Notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

            6.    Events of Default.

            (a) Definition. For purposes of this Note, a "Company Event of Default" shall be deemed to have occurred upon:

                  (i) (A) the Company's failure to pay when due (whether pursuant to Section 3(a) above or upon acceleration or otherwise) any portion of the unpaid principal amount of any Junior Subordinated Note; or (B) the Company's failure to pay any interest thereon or issue any Junior Interest Note due or to pay any other amount due thereunder or under any other Subordinated Debt Documents and such default continues for a period of ten (10) days.

                  (ii) (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or Gerber in an involuntary case under any Bankruptcy Law, which decree or order is not stayed; or any other similar relief shall be granted and remain unstayed under any applicable federal or state law; or (B) an involuntary case is commenced against the Company or Gerber under any applicable Bankruptcy Law;

      or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or Gerber or over all or a substantial part of any of their respective properties, shall have been entered; or an interim receiver, trustee or other custodian of the Company or Gerber for all or a substantial part of its properties is involuntarily appointed; or a warrant of attachment, execution or similar process is issued against any substantial part of the properties of the Company or Gerber, and the continuance of any such events in this clause (B) for sixty (60) days unless dismissed, bonded, stayed, vacated or discharged;

                  (iii) the Company or Gerber shall have an order for relief entered with respect to it or commence a voluntary case under any Bankruptcy Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of their respective properties; the making by the Company or Gerber of any assignment for the benefit of creditors the admission by the Company in writing of its inability to pay its debts as such debts become due;

                  (iv) the acceleration of the maturity of any Senior Indebtedness by the Administrative Agent or CMP; provided, that if such acceleration is rescinded no Company Event of Default shall be deemed to have occurred hereunder;

                  (v)   a Change of Control shall occur; or

                  (vi) the Company shall fail to perform or observe its obligations under Sections 7 and 8 hereof, and such failure shall continue for a period of ten (10) days after the Majority Holders have given the Company notice thereof.

            (b) Consequences of Events of Default.

                  (i) Upon the occurrence and during the continuance of a Company Event of Default described in clauses (i), (iv), (v) or (vi) of
      Section 6(a) above, the Majority Holders may by notice to the Company and the Administrative Agent declare all or any portion of the unpaid principal amount of the Junior Subordinated Notes due and payable and demand immediate payment of all or any portion of the unpaid principal amount of the Junior Subordinated Notes, subject to the limitations described in Section 4 above. Upon the occurrence of a Company Event of Default described in clauses (ii) or (iii) of Section 6(a) above, the unpaid principal amount of the Junior Subordinated Notes shall automatically become due and payable without any notice by the holders thereof.

                  (ii) Subject to Section 4 above, each holder of the Junior Subordinated Notes shall also have all other rights which such holder may have pursuant to applicable law or in equity.

            7. Financial Statements and Other Reports. The Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the Subordinated Seller:

                  (a) as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, consolidated and consolidating (showing intercompany eliminations) balance sheets of the Company and its Subsidiaries as of the end of such year and the related consolidated and consolidating (showing intercompany eliminations) statements of income, stockholders' equity and cash flow of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail accompanied by an unqualified report thereon of a firm of independent certified public accountants of recognized national standing selected by the Company and reasonably satisfactory to the Administrative Agent, which report shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a consistent basis with prior years and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and

                  (b) as soon as practicable and in any event within forty-five
      (45) days after the end of each fiscal quarter of the Company, other than quarters which are the last fiscal quarter in a fiscal year of the Company, copies of the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter, and related consolidated and consolidating statements of income, stockholder's equity and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ending with such fiscal quarter, in each case setting forth in comparative form the figures for the corresponding periods of the preceding fiscal year, all in reasonable detail.

            8. Restricted Junior Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum of any Restricted Junior Payment, except that the Company and its Subsidiaries may make Restricted Junior Payments permitted under the Senior Debt Documents.

            9. Amendment and Waiver. Except as otherwise expressly provided herein, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Majority Holders.

            10. Cancellation. After all unpaid principal and interest owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

            11. Governing Law; Severability. The construction, validity and interpretation of this Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note and shall be interpreted so as to be effective and valid.

            12. Descriptive Headings. The descriptive headings of this Note are inserted for convenience only, and do not constitute a part of this Note.

            13. Expenses. The Company shall pay all reasonable out-of-pocket costs and expenses of the Subordinated Seller actually incurred in connection with the preservation of rights under, and enforcement of, and any renegotiation or restructuring of this Note or the other Subordinated Debt Documents requested by the Company and any amendment, waiver or consent requested by the Company relating hereto or thereto (including, without limitation, the fees and disbursements of counsel for the Subordinated Seller).

            14. Waivers, etc. The Company hereby waives presentment for payment, demand, protest and notice of dishonor. No delay on the part of the Subordinated Seller in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Subordinated Seller of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

            15. Successors and Assigns Regarding Notes. The provisions of this Note and each of the other Junior Subordinated Notes shall be binding upon the Company and its respective successors and assigns and shall inure to the benefit of the Subordinated Seller and its successors and assigns; provided that the Company may not assign or transfer any of its obligations under any Junior Subordinated Note without the prior written consent of Subordinated Seller.

                                 *  *  *  *  *

            IN WITNESS WHEREOF, the Company has executed and delivered this Junior Subordinated Note on the date first written above.

                                          GCIH, INC.


                                          By: /s/ Richard Solar
                                              -----------------------
                                          Name: RICHARD SOLAR
                                          Title:Senior Vice President

Attest:


/s/ Katherine A. Courpas
------------------------

                   EXHIBIT I TO 12% JUNIOR SUBORDINATED NOTE

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON _________ __, 199_ AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A JUNIOR SUBORDINATED NOTE DATED AS OF JANUARY 22, 1996 FROM THE ISSUER (THE "COMPANY") TO THE HOLDER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. PURSUANT TO SECTION 4 OF THIS NOTE, THIS INSTRUMENT IS SUBORDINATED TO THE SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND NOTWITHSTANDING ANY STATEMENT TO THE CONTRARY CONTAINED IN THIS INSTRUMENT, NO PAYMENT OF ANY NATURE ON ACCOUNT OF THE OBLIGATIONS HEREUNDER, WHETHER OF PRINCIPAL OR INTEREST, SHALL BE MADE, PAID, RECEIVED OR ACCEPTED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH SECTION 4.

                       JUNIOR SUBORDINATED INTEREST NOTE

[Date]                                                               $________

            GCIH, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of __________________ (the "Holder") the principal amount of _______ Dollars ($________), together with interest thereon at the rate of twelve percent (12%) per annum calculated from the date hereof, on January 22, 2006 (the "Maturity Date") in accordance with the provisions of this Junior Subordinated Interest Note (this "Junior Interest Note").

            This Junior Interest Note was issued pursuant to Section 2 of the 12% Junior Subordinated Note issued by the Company on January 22, 1996, or any note which may be issued in substitution thereof or as a replacement therefor, in whole or in part (the "Junior Subordinated Note").

            The provisions of sections 1 through 15 of the Junior Subordinated Note are hereby incorporated by reference, with all references to Junior Subordinated Notes hereby deemed to be, for purposes of this Junior Interest Note, references to the Junior Interest Note.

                                 *  *  *  *  *

            IN WITNESS WHEREOF, the Company has executed and delivered this Junior Interest Note on the date first written above.

                                          GCIH, INC.


                                          By:   ____________________________
                                          Name:
                                          Title:

Attest:


---------------------------

                                      -2-